EXHIBIT 21.1

SUBSIDIARIES OF PRIME MEDICAL SERVICES, INC.

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Prime Medical Operating, Inc.	Delaware

Prime Management, Inc.	Nevada

Prime Medical Management L. P.	Delaware

Prime Service Center, Inc.	Delaware

Prime Diagnostic Services, Inc.	Delaware

Prime Lithotripsy Services, Inc. (Reston Lithotripsy)	New York

Prime Kidney Stone Treatment, Inc. (Indiana Lithotripsy)	New Jersey

Prime Diagnostic Corp. of Florida	Delaware

Prime Lithotripter Operations, Inc. (Tennessee Valley Lithotripter, Alabama Lithotripsy)	New York

Prime Practice Management, Inc.	New York

R.R. Litho, Inc.	Delaware

Ohio Litho, Inc.	Delaware

Alabama Renal Stone Institute, Inc.	Alabama

Sun Medical Technologies, Inc.	California

Sun Acquisition, Inc.	California

Lithotripters, Inc.	North Carolina

FastStart, Inc.	North Carolina

National Lithotripters Association, Inc.	North Carolina

MedTech Investments, Inc.	North Carolina

Executive Medical Enterprises, Inc.	Delaware

Ohio Mobile Lithotripter, Ltd.	Ohio

ARKLATX Mobile Lithotripter, LP (Kidney Stone Center of Louisiana)	Louisiana

TENN-GA Stone Group Three, LP	Tennessee

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Southern California Stone Center, L.L.C.	California

AK Specialty Vehicles, L.L.C.	Texas

Mississippi Lithotripers LP	Mississippi

Mobile Kidney Stone Centers, Ltd.	California

Mobile Kidney Stone Centers II, Ltd.	California

Mobile Kidney Stone Centers III, Ltd.	California

Northern California Lithotripsy Associates	California

Northern California Kidney Stone Center, Ltd.	California

Lithotripsy Institute of Northern California	California

Fayetteville Lithotripters Limited Partnership - Arizona I	Arizona

Fayetteville Lithotripters Limited Partnership - Arkansas I	Arkansas

San Diego Lithotripters Limited Partnership	California

California Lithotripters Limited Partnership - II, LP	California

California Lithotripters Limited Partnership - III, LP	California

California Lithotripters Limited Partnership - IV, LP	California

California Lithotripsy Joint Venture	California

Florida Lithotripsy Limited Partnership I	Florida

Indiana Lithotripsy Limited Partnership I	Indiana

Pacific Medical of Hawaii Limited Partnership	Hawaii

Fayetteville Lithotripters Limited Partnership - Louisiana I	Louisiana

Louisiana Lithotripsy Investment Limited Partnership	Louisiana

Montana Lithotripsy Limited Partnership I	Montana

Fayetteville Lithotripters Limited Partnership - South Carolina II	South Carolina

Tennessee Lithotripters Limited Partnership I	Tennessee

Texas Lithotripsy Limited Partnership I	Texas

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Texas Lithotripsy Limited Partnership III	Texas

Texas Lithotripsy Limited Partnership V	Texas

Texas Lithotripsy Limited Partnership VII	Texas

Texas Lithotripsy Limited Partnership VIII	Texas

Fayetteville Lithotripters Limited Partnership - Virginia I	Virginia

Pacific Lithotripsy GP	California

Great Lakes Lithotripsy Partnership, LP	Wisconsin

Big Sky Urological Services, LP	Montana

Wyoming Urological Services Ltd. Partnership	Wyoming

Washington Urological Services, L.L.C.	Washington

Western Kentucky Lithotripers LP	Kentucky

Kentucky I Lithotripsy, L.L.C.	Kentucky

Frontline Holdings, Inc.	Delaware

Greater Atlanta Lithotripsy, L.L.C.	Georgia

Utah Lithotripsy LP	Utah

Dallas Lithotripsy LP	Texas

Red River Urological Services LP	Texas

KCPR, LLC	Texas

OssaTron Services of Western Michigan, LP	Delaware

OssaTron Services of Southeast Michigan, LP	Delaware

OssaTron Services of Indianapolis, LP	Delaware

Orthotripsy Services of Chicago, LP	Delaware

SMIT Container B.V.	Holland

SMIT Mobile Equipment B.V.	Holland

SMIT Carrosseriefabriek B.V.	Holland

SMIT Hydrauliek B.V.	Holland

AK Specialty Vehicles B. V.	Holland

AK Specialty Vehicles Ltd.	United Kingdom

Winemiller Communications, Inc.	Delaware

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Aluminum Body Corporation	California

ABC Merger, Inc.	Delaware

Prime Refractive, Inc.	Delaware

Metro Lithotripsy L.L.C.	Indiana

Reston Lithotripsy L.P.	Virginia

Prime Medical Manufacturing LLC	Delaware

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